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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of El Paso Energy Corporation on Form S-3, of our report dated February 8, 2000, appearing in the Current Report on Form 8-K of El Paso Energy Corporation, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Houston, Texas
May 26, 2000